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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY*

Edge Petroleum Corporation (a Texas corporation)

Edge Group II Limited Partnership (a Connecticut limited partnership)
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* Assumes the consummation (with 100% acceptance) of the Combination
  Transactions as described in the Company's Registration Statement on Form S-4, as amended (which will occur simultaneously with the closing of the Offering described in the Company's Registration Statement on Form S-1, as amended).